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                                                                    Exhibit 23.2



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 1996 on our audits of the consolidated financial statements of Cabot Corporation as of September 30, 1996 and 1995, and for the years ended September 30, 1996, 1995 and 1994 which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                                    Coopers & Lybrand L.L.P.

Boston, Massachusetts
December 30, 1996